Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 5, 2002, except for Note 10, as to which the date is June 7, 2002, relating to the consolidated financial statements of Biophan Technologies, Inc. and Subsidiaries as of and for the period ended February 28, 2002, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York
March 14, 2003